Marsh McLennan 1166 Avenue of the Americas New York, New York 10036-2774 212 345 5000 www.marshmclennan.com

News release	Exhibit 99.1

Marsh McLennan reports third quarter 2024 results
•GAAP Revenue Increases 6%; Underlying Revenue Rises 5%
•Growth in GAAP Operating Income of 11% and Adjusted Operating Income of 12%
•Third Quarter GAAP EPS Rises 3% to $1.51 and Adjusted EPS Increases 4% to $1.63
•Nine Months GAAP EPS Rises 10% to $6.59 and Adjusted EPS Increases 10% to $6.93

NEW YORK, October 17, 2024 – Marsh McLennan (NYSE: MMC), a global leader in risk, strategy and people, today reported financial results for the third quarter ended September 30, 2024.
John Doyle, President and CEO, said: "This was a milestone quarter for Marsh McLennan as we delivered strong results and announced the acquisition of McGriff Insurance Services. Our performance demonstrated continued momentum, with 5% underlying revenue growth, 110 basis points of margin expansion and adjusted EPS growth of 4%, or 11% excluding a one-time tax benefit a year ago. We remain on track for another great year in 2024."
"McGriff's excellent leadership, outstanding talent and record of strong growth complement Marsh McLennan Agency's capabilities and culture. I am excited about our future as we come together to help our clients thrive."
Consolidated Results
Consolidated revenue in the third quarter of 2024 was $5.7 billion, an increase of 6% compared with the third quarter of 2023. On an underlying basis, revenue increased 5%. Operating income rose 11% to $1.1 billion. Adjusted operating income, which excludes noteworthy items as presented in the attached supplemental schedules, rose 12% to $1.2 billion. Net income attributable to the Company was $747 million. Earnings per share increased 3% to $1.51. Adjusted earnings per share increased 4% to $1.63. Adjusted EPS in the prior year period included a 10-cent per share benefit from a favorable discrete tax item.

For the nine months ended September 30, 2024, consolidated revenue was $18.4 billion, an increase of 7% on both a GAAP and underlying basis, compared to the prior year period. Operating income was $4.7 billion, an increase of 12% from the prior year period. Adjusted operating income rose 12% to $4.9 billion. Net income attributable to the Company was $3.3 billion, or $6.59 per diluted share, compared with $6.01 in the first nine months of 2023. Adjusted earnings per share increased 10% to $6.93.
Risk & Insurance Services
Risk & Insurance Services revenue was $3.5 billion in the third quarter of 2024, an increase of 8%, or 6% on an underlying basis. Operating income increased 15% to $733 million, while adjusted operating income increased 16% to $775 million. For the nine months ended September 30, 2024, revenue was $11.7 billion, an increase of 9%, or 8% on an underlying basis. Operating income rose 13% to $3.6 billion, and adjusted operating income increased 12% to $3.7 billion.
Marsh's revenue in the third quarter of 2024 was $2.9 billion, an increase of 9%, or 7% on an underlying basis. In U.S./Canada, underlying revenue rose 6%. International operations produced underlying revenue growth of 7%, reflecting 8% growth in Latin America, 7% growth in EMEA, and 5% growth in Asia Pacific. For the nine months ended September 30, 2024, Marsh’s underlying revenue growth was 7%.
Guy Carpenter's revenue in the third quarter of 2024 was $381 million, an increase of 6%, or 7% on an underlying basis. For the nine months ended September 30, 2024, Guy Carpenter’s underlying revenue growth was 8%.
Consulting
Consulting revenue was $2.3 billion in the third quarter of 2024, an increase of 3%, or 4% on an underlying basis. Operating income increased 9% to $462 million, while adjusted operating income increased 7% to $478 million. For the first nine months ended September 30, 2024, revenue was $6.7 billion, an increase of 4%, or 5% on an underlying basis. Operating income rose 7% to $1.3 billion, and adjusted operating income increased 7% to $1.3 billion.
Mercer's revenue in the third quarter was $1.5 billion, an increase of 2%, or 5% on an underlying basis. Health revenue of $520 million increased 8% on an underlying basis. Wealth revenue of $625 million increased 4% on an underlying basis. Career revenue of $307 million increased 5% on an underlying basis. For the nine months ended September 30, 2024, Mercer’s revenue was $4.3 billion, an increase of 6% on an underlying basis.
Oliver Wyman’s revenue in the third quarter of 2024 was $810 million, an increase of 4%, or 1% on an underlying basis. For the nine months ended September 30, 2024, Oliver Wyman’s revenue was $2.4 billion, an increase of 5% on an underlying basis.

Other Items
The Company repurchased 1.4 million shares of stock for $300 million in the third quarter of 2024. Through nine months ended September 30, 2024, the Company has repurchased 4.3 million shares of stock for $900 million.
On September 29, 2024, the Company entered into an agreement to acquire McGriff Insurance Services, LLC, a leading provider of insurance broking and risk management services in the United States, with $1.3 billion of revenue for the trailing twelve months ended June 30, 2024. Under the terms of the transaction, Marsh McLennan will pay $7.75 billion in cash consideration, funded by a combination of cash and proceeds from debt financing. In conjunction with the transaction, Marsh McLennan expects to assume a deferred tax asset valued at approximately $500 million. The transaction is targeted to close by year-end, subject to regulatory clearance and other standard closing conditions.
Conference Call
A conference call to discuss third quarter 2024 results will be held today at 8:00 a.m. Eastern time. The live audio webcast may be accessed at marshmclennan.com. A replay of the webcast will be available approximately two hours after the event. The webcast is listen-only. Those interested in participating in the question-and-answer session may register here to receive the dial-in numbers and unique PIN to access the call.

About Marsh McLennan
Marsh McLennan (NYSE: MMC) is a global leader in risk, strategy and people, advising clients in 130 countries across four businesses: Marsh, Guy Carpenter, Mercer and Oliver Wyman. With annual revenue of $23 billion and more than 85,000 colleagues, Marsh McLennan helps build the confidence to thrive through the power of perspective. For more information, visit marshmclennan.com, or follow us on LinkedIn and X.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management's current views concerning future events or results, use words like "anticipate," "assume," "believe," "continue," "estimate," "expect," "intend," "plan," "project" and similar terms, and future or conditional tense verbs like "could," "may," "might," "should," "will" and "would".
Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Factors that could materially affect our future results include, among other things:
•the impact of geopolitical or macroeconomic conditions on us, our clients and the countries and industries in which we operate, including from multiple major wars, escalating conflict throughout the Middle East and rising tension in the South China Sea, slower GDP growth or recession, lower interest rates, capital markets volatility, inflation and changes in insurance premium rates;
•the impact from lawsuits or investigations arising from errors and omissions, breaches of fiduciary duty or other claims against us in our capacity as a broker or investment advisor, including claims related to our investment business’ ability to execute timely trades;
•the increasing prevalence of ransomware, supply chain and other forms of cyber attacks, and their potential to disrupt our operations, or the operations of our third party vendors, and result in the disclosure of confidential client or company information;
•the financial and operational impact of complying with laws and regulations, including domestic and international sanctions regimes, anti-corruption laws such as the U.S. Foreign Corrupt Practices Act, U.K. Anti Bribery Act and cybersecurity, data privacy and artificial intelligence regulations;
•our ability to attract, retain and develop industry leading talent;
•our ability to compete effectively and adapt to competitive pressures in each of our businesses, including from disintermediation as well as technological change, digital disruption and other types of innovation such as artificial intelligence;
•our ability to manage potential conflicts of interest, including where our services to a client conflict, or are perceived to conflict, with the interests of another client or our own interests;
•the impact of changes in tax laws, guidance and interpretations, such as the implementation of the Organization for Economic Cooperation and Development international tax framework, or the increasing number of challenges from tax authorities in the current global tax environment;
•the regulatory, contractual and reputational risks that arise based on insurance placement activities and insurer revenue streams; and
•our ability to successfully integrate or achieve the intended benefits of the acquisition of McGriff.
The factors identified above are not exhaustive. Marsh McLennan and its subsidiaries (collectively, the "Company") operate in a dynamic business environment in which new risks emerge frequently. Accordingly, we caution readers not to place undue reliance on any forward-looking statements, which are based only on information currently available to us and speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made.
Further information concerning the Company, including information about factors that could materially affect our results of operations and financial condition, is contained in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section and the "Management’s Discussion and Analysis of Financial Condition and Results of Operations" section of our most recently filed Annual Report on Form 10-K.

Marsh & McLennan Companies, Inc.
Consolidated Statements of Income
(In millions, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$5,697	$5,382	$18,391	$17,182
Expense:
Compensation and benefits	3,442	3,287	10,366	9,831
Other operating expenses	1,147	1,099	3,350	3,172
Operating expenses	4,589	4,386	13,716	13,003
Operating income	1,108	996	4,675	4,179
Other net benefit credits	68	62	201	180
Interest income	12	16	61	40
Interest expense	(154)	(145)	(469)	(427)
Investment income	1	1	3	6
Income before income taxes	1,035	930	4,471	3,978
Income tax expense	283	192	1,155	941
Net income before non-controlling interests	752	738	3,316	3,037
Less: Net income attributable to non-controlling interests	5	8	44	37
Net income attributable to the Company	$747	$730	$3,272	$3,000
Net income per share attributable to the Company:
- Basic	$1.52	$1.48	$6.65	$6.07
- Diluted	$1.51	$1.47	$6.59	$6.01
Average number of shares outstanding:
- Basic	492	494	492	494
- Diluted	496	499	496	499
Shares outstanding at September 30	491	493	491	493

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Three Months Ended September 30
(Millions) (Unaudited)
The Company advises clients in 130 countries. As a result, foreign exchange rate movements may impact period over period comparisons of revenue. Similarly, certain other items such as acquisitions and dispositions, including transfers among businesses, may impact period over period comparisons of revenue. Non-GAAP underlying revenue measures the change in revenue from one period to the next by isolating these impacts.

				Components of Revenue Change*
	Three Months Ended September 30,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2024	2023
Risk and Insurance Services
Marsh	$2,934	$2,700	9%	—	2%	7%
Guy Carpenter	381	359	6%	—	—	7%
Subtotal	3,315	3,059	8%	—	2%	7%
Fiduciary interest income	138	131
Total Risk and Insurance Services	3,453	3,190	8%	—	2%	6%
Consulting
Mercer	1,452	1,425	2%	—	(3)%	5%
Oliver Wyman Group	810	781	4%	—	3%	1%
Total Consulting	2,262	2,206	3%	—	(1)%	4%
Corporate Eliminations	(18)	(14)
Total Revenue	$5,697	$5,382	6%	—	1%	5%
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

				Components of Revenue Change*
	Three Months Ended September 30,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2024	2023
Marsh:
EMEA	$747	$692	8%	1%	—	7%
Asia Pacific	342	311	10%	—	5%	5%
Latin America	134	134	(1)%	(10)%	2%	8%
Total International	1,223	1,137	7%	(1)%	1%	7%
U.S./Canada	1,711	1,563	10%	—	3%	6%
Total Marsh	$2,934	$2,700	9%	—	2%	7%
Mercer:
Wealth	$625	$635	(2)%	1%	(6)%	4%
Health	520	496	5%	(1)%	(2)%	8%
Career	307	294	4%	(1)%	1%	5%
Total Mercer	$1,452	$1,425	2%	—	(3)%	5%

* Rounded to whole percentages. Components of revenue may not add due to rounding.
** Acquisitions, dispositions, and other includes the impact of current and prior year items excluded from the calculation of non-GAAP underlying revenue for comparability purposes. Details on these items are provided in the reconciliation of non-GAAP revenue to GAAP revenue tables included in this release.

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Nine Months Ended September 30
(Millions) (Unaudited)
The Company advises clients in 130 countries. As a result, foreign exchange rate movements may impact period over period comparisons of revenue. Similarly, certain other items such as acquisitions and dispositions, including transfers among businesses, may impact period over period comparisons of revenue. Non-GAAP underlying revenue measures the change in revenue from one period to the next by isolating these impacts.

				Components of Revenue Change*
	Nine Months Ended September 30,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2024	2023
Risk and Insurance Services
Marsh	$9,202	$8,482	8%	(1)%	2%	7%
Guy Carpenter	2,161	2,006	8%	—	—	8%
Subtotal	11,363	10,488	8%	(1)%	2%	7%
Fiduciary interest income	385	330
Total Risk and Insurance Services	11,748	10,818	9%	(1)%	1%	8%
Consulting
Mercer (a)	4,256	4,143	3%	(1)%	(2)%	6%
Oliver Wyman Group	2,436	2,266	8%	—	2%	5%
Total Consulting	6,692	6,409	4%	—	(1)%	5%
Corporate Eliminations	(49)	(45)
Total Revenue	$18,391	$17,182	7%	—	1%	7%
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

				Components of Revenue Change*
	Nine Months Ended September 30,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2024	2023
Marsh:
EMEA	$2,684	$2,482	8%	—	—	8%
Asia Pacific	1,069	980	9%	(3)%	6%	6%
Latin America	396	386	3%	(8)%	3%	8%
Total International	4,149	3,848	8%	(1)%	2%	7%
U.S./Canada	5,053	4,634	9%	—	2%	7%
Total Marsh	$9,202	$8,482	8%	(1)%	2%	7%
Mercer:
Wealth (a)	$1,909	$1,853	3%	—	(1)%	4%
Health (a)	1,605	1,559	3%	(1)%	(5)%	9%
Career	742	731	2%	(2)%	1%	3%
Total Mercer	$4,256	$4,143	3%	(1)%	(2)%	6%

(a)Acquisitions, dispositions, and other in 2024 includes a net gain of $21 million from the sale of the U.K. pension administration and U.S. health and benefits administration businesses, that comprised of a $66 million gain in Wealth, offset by a $45 million loss in Health.

* Rounded to whole percentages. Components of revenue may not add due to rounding.
** Acquisitions, dispositions, and other includes the impact of current and prior year items excluded from the calculation of non-GAAP underlying revenue for comparability purposes. Details on these items are provided in the reconciliation of non-GAAP revenue to GAAP revenue tables included in this release.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Three Months Ended September 30
(Millions) (Unaudited)

Overview
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (referred to in this release as in accordance with "GAAP" or "reported" results). The Company also refers to and presents certain additional non-GAAP financial measures, within the meaning of Regulation G and item 10(e) Regulation S-K in accordance with the Securities Exchange Act of 1934. These measures are: non-GAAP revenue, adjusted operating income (loss), adjusted operating margin, adjusted income, net of tax and adjusted earnings per share (EPS). The Company has included reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP in the following tables.

The Company believes these non-GAAP financial measures provide useful supplemental information that enables investors to better compare the Company’s performance across periods. Management also uses these measures internally to assess the operating performance of its businesses and to decide how to allocate resources. However, investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that the Company reports in accordance with GAAP. The Company's non-GAAP measures include adjustments that reflect how management views its businesses, and may differ from similarly titled non-GAAP measures presented by other companies.
Adjusted Operating Income (Loss) and Adjusted Operating Margin
Adjusted operating income (loss) is calculated by excluding the impact of certain noteworthy items from the Company's GAAP operating income (loss). The following tables identify these noteworthy items and reconcile adjusted operating income (loss) to GAAP operating income (loss), on a consolidated and reportable segment basis, for the three and nine months ended September 30, 2024 and 2023. The following tables also present adjusted operating margin. For the three and nine months ended September 30, 2024 and 2023, adjusted operating margin is calculated by dividing the sum of adjusted operating income and identified intangible asset amortization by consolidated or segment adjusted revenue. The Company's adjusted revenue used in the determination of adjusted operating margin is calculated by excluding the impact of certain noteworthy items from the Company's GAAP revenue.

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Three Months Ended September 30, 2024
Operating income (loss)	$733	$462	$(87)	$1,108
Operating margin	21.2%	20.4%	N/A	19.5%
Add (deduct) impact of noteworthy items:
Restructuring (a)	22	14	18	54
Changes in fair value of contingent consideration	5	1	—	6
Acquisition related costs (b)	15	1	2	18
Operating income adjustments	42	16	20	78
Adjusted operating income (loss)	$775	$478	$(67)	$1,186
Total identified intangible amortization expense	$77	$13	$—	$90
Adjusted operating margin	24.7%	21.7%	N/A	22.4%

Three Months Ended September 30, 2023
Operating income (loss)	$640	$424	$(68)	$996
Operating margin	20.0%	19.2%	N/A	18.5%
Add (deduct) impact of noteworthy items:
Restructuring (a)	26	17	9	52
Changes in fair value of contingent consideration	4	—	—	4
Acquisition related costs (b)	—	5	—	5
Other	1	1	—	2
Operating income adjustments	31	23	9	63
Adjusted operating income (loss)	$671	$447	$(59)	$1,059
Total identified intangible amortization expense	$74	$11	$—	$85
Adjusted operating margin	23.4%	20.8%	N/A	21.3%

(a)Costs primarily include severance and lease exit charges for activities focused on workforce actions, rationalization of technology and functional resources, and reductions in real estate.
(b)Primarily reflects one-time acquisition related retention costs.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Nine Months Ended September 30
(Millions) (Unaudited)

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Nine Months Ended September 30, 2024
Operating income (loss)	$3,595	$1,304	$(224)	$4,675
Operating margin	30.6%	19.5%	N/A	25.4%
Add (deduct) impact of noteworthy items:
Restructuring (a)	73	30	37	140
Changes in contingent consideration	17	4	—	21
Acquisition and disposition related costs (b)	27	31	2	60
Disposal of businesses (c)	—	(21)	—	(21)
Operating income adjustments	117	44	39	200
Adjusted operating income (loss)	$3,712	$1,348	$(185)	$4,875
Total identified intangible amortization expense	$233	$36	$—	$269
Adjusted operating margin	33.6%	20.7%	N/A	28.0%

Nine Months Ended September 30, 2023
Operating income (loss)	$3,192	$1,223	$(236)	$4,179
Operating margin	29.5%	19.1%	N/A	24.3%
Add (deduct) impact of noteworthy items:
Restructuring (a)	89	33	48	170
Changes in contingent consideration	20	1	—	21
Acquisition related costs (b)	—	32	—	32
Disposal of businesses (c)	—	17	—	17
JLT legacy legal charges (d)	—	(51)	—	(51)
Other	1	1	—	2
Operating income adjustments	110	33	48	191
Adjusted operating income (loss)	$3,302	$1,256	$(188)	$4,370
Total identified intangible amortization expense	$221	$36	$—	$257
Adjusted operating margin	32.6%	20.1%	N/A	26.9%

(a)Costs primarily include severance and lease exit charges for activities focused on workforce actions, rationalization of technology and functional resources, and reductions in real estate.
(b)Primarily reflects exit costs for the disposition of the Mercer U.K. pension administration and U.S. health and benefits administration businesses and one-time acquisition related retention costs. Amounts in 2023 include integration costs related to the Westpac superannuation fund transaction.
(c)Net gain on sale of the Mercer U.K. pension administration and U.S. health and benefits administration businesses. In 2023, the amount reflects a loss on sale of a small individual financial advisory business in Canada. These amounts are included in revenue in the consolidated statements of income and excluded from non-GAAP revenue and adjusted revenue used in the calculation of adjusted operating margin.
(d)Insurance and indemnity recoveries for a legacy JLT E&O matter relating to suitability of advice provided to individuals for defined benefit pension transfers in the U.K.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Three and Nine Months Ended September 30
(In millions, except per share data)
(Unaudited)
Adjusted income, net of tax is calculated as the Company's GAAP income from continuing operations, adjusted to reflect the after tax impact of the operating income adjustments in the preceding tables and the additional items listed below. Adjusted EPS is calculated by dividing the Company’s adjusted income, net of tax, by the average number of shares outstanding-diluted for the relevant period. The following tables reconcile adjusted income, net of tax to GAAP income from continuing operations and adjusted EPS to GAAP EPS for the three and nine months ended September 30, 2024 and 2023.

	Three Months Ended September 30, 2024			Three Months Ended September 30, 2023
	Amount		Adjusted EPS	Amount		Adjusted EPS
Net income before non-controlling interests, as reported		$752			$738
Less: Non-controlling interest, net of tax		5			8
Subtotal		$747	$1.51		$730	$1.47
Operating income adjustments	$78			$63
Investments adjustment	—			1
Income tax effect of adjustments (a)	(15)			(12)
		63	0.12		52	0.10
Adjusted income, net of tax		$810	$1.63		$782	$1.57

	Nine Months Ended September 30, 2024			Nine Months Ended September 30, 2023
	Amount		Adjusted EPS	Amount		Adjusted EPS
Net income before non-controlling interests, as reported		$3,316			$3,037
Less: Non-controlling interest, net of tax		44			37
Subtotal		$3,272	$6.59		$3,000	$6.01
Operating income adjustments	$200			$191
Investments adjustment	(2)			2
Pension settlement adjustment	2			—
Income tax effect of adjustments (a)	(30)			(45)
		170	0.34		148	0.30
Adjusted income, net of tax		$3,442	$6.93		$3,148	$6.31

(a)For items with an income tax impact, the tax effect was calculated using an effective tax rate based on the tax jurisdiction for each item.

Marsh & McLennan Companies, Inc.
Supplemental Information
Three and Nine Months Ended September 30
(Millions) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Consolidated
Compensation and benefits	$3,442	$3,287	$10,366	$9,831
Other operating expenses	1,147	1,099	3,350	3,172
Total expenses	$4,589	$4,386	$13,716	$13,003

Depreciation and amortization expense	$90	$95	$276	$270
Identified intangible amortization expense	90	85	269	257
Total	$180	$180	$545	$527

Risk and Insurance Services
Compensation and benefits (a)	$2,095	$1,938	$6,321	$5,834
Other operating expenses (a)	625	612	1,832	1,792
Total expenses	$2,720	$2,550	$8,153	$7,626

Depreciation and amortization expense	$48	$49	$140	$135
Identified intangible amortization expense	77	74	233	221
Total	$125	$123	$373	$356

Consulting
Compensation and benefits (a)	$1,309	$1,316	$3,937	$3,887
Other operating expenses (a)	491	466	1,451	1,299
Total expenses	$1,800	$1,782	$5,388	$5,186

Depreciation and amortization expense	$25	$30	$88	$78
Identified intangible amortization expense	13	11	36	36
Total	$38	$41	$124	$114
(a)The Company reclassified certain prior period amounts between Compensation and benefits and Other operating expenses for each reporting segment for comparability purposes. The reclassification had no impact on consolidated or reporting segment total expenses.

Marsh & McLennan Companies, Inc.
Consolidated Balance Sheets
(Millions)

	(Unaudited) September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,798	$3,358
Cash and cash equivalents held in a fiduciary capacity	11,923	10,794
Net receivables	7,422	6,418
Other current assets	1,143	1,178
Total current assets	22,286	21,748

Goodwill and intangible assets	20,955	19,861
Fixed assets, net	884	882
Pension related assets	2,384	2,051
Right of use assets	1,487	1,541
Deferred tax assets	242	357
Other assets	1,626	1,590
TOTAL ASSETS	$49,864	$48,030

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$518	$1,619
Accounts payable and accrued liabilities	3,099	3,403
Accrued compensation and employee benefits	2,785	3,346
Current lease liabilities	313	312
Accrued income taxes	565	321
Dividends payable	401	—
Fiduciary liabilities	11,923	10,794
Total current liabilities	19,604	19,795

Long-term debt	12,330	11,844
Pension, post-retirement and post-employment benefits	704	779
Long-term lease liabilities	1,618	1,661
Liabilities for errors and omissions	330	314
Other liabilities	1,396	1,267

Total equity	13,882	12,370
TOTAL LIABILITIES AND EQUITY	$49,864	$48,030

Marsh & McLennan Companies, Inc.
Consolidated Statements of Cash Flows
(Millions) (Unaudited)

	Nine Months Ended September 30,
	2024	2023
Operating cash flows:
Net income before non-controlling interests	$3,316	$3,037
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	545	527
Non-cash lease expense	206	215
Share-based compensation expense	283	273
Net gain on investments, disposition of assets and other	(87)	(7)

Changes in assets and liabilities:
Accrued compensation and employee benefits	(582)	(458)
Provision for taxes, net of payments and refunds	233	242
Net receivables	(821)	(670)
Other changes to assets and liabilities	(256)	(201)
Contributions to pension and other benefit plans in excess of current year credit	(262)	(246)
Operating lease liabilities	(229)	(237)
Net cash provided by operations	2,346	2,475
Financing cash flows:
Purchase of treasury shares	(900)	(900)
Proceeds from issuance of debt	988	2,170
Repayments of debt	(1,613)	(12)
Payment of bridge loan commitment fees	(23)	—
Net issuance of common stock from treasury shares	44	20
Net distributions of non-controlling interests and deferred/contingent consideration	(122)	(342)
Dividends paid	(1,110)	(944)
Change in fiduciary liabilities	916	1,223
Net cash (used for) provided by financing activities	(1,820)	1,215
Investing cash flows:
Capital expenditures	(240)	(296)
Purchases of long term investments and other	(17)	(28)
Sales of long term investments	17	18
Dispositions	106	(18)
Acquisitions, net of cash and cash held in a fiduciary capacity acquired	(1,042)	(619)
Net cash used for investing activities	(1,176)	(943)
Effect of exchange rate changes on cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	219	(120)
(Decrease)/increase in cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	(431)	2,627
Cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity at beginning of period	14,152	12,102
Cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity at end of period	$13,721	$14,729

Reconciliation of cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity to the Consolidated Balance Sheets
Balance at September 30,	2024	2023
(In millions)
Cash and cash equivalents	$1,798	$2,901
Cash and cash equivalents held in a fiduciary capacity	11,923	11,828
Total cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	$13,721	$14,729

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Three Months Ended September 30
(Millions) (Unaudited)
Non-GAAP revenue isolates the impact of foreign exchange rate movements and certain transaction-related items from the current period GAAP revenue. The non-GAAP revenue measure is presented on a constant currency basis, excluding the impact of foreign currency fluctuations. The Company isolates the impact of foreign exchange rate movements period over period, by translating the current period foreign currency GAAP revenue into U.S. Dollars based on the difference in the current and corresponding prior period exchange rates. Similarly, certain other items such as acquisitions and dispositions, including transfers among businesses, may impact period over period comparisons of revenue and are consistently excluded from current and prior period GAAP revenues for comparability purposes. Percentage changes, referred to as non-GAAP underlying revenue, are calculated by dividing the period over period change in non-GAAP revenue by the prior period non-GAAP revenue.
The following table provides the reconciliation of GAAP revenue to non-GAAP revenue:

	2024				2023
Three Months Ended September 30,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Risk and Insurance Services
Marsh	$2,934	$11	$(68)	$2,877	$2,700	$(1)	$2,699
Guy Carpenter	381	1	—	382	359	—	359
Subtotal	3,315	12	(68)	3,259	3,059	(1)	3,058
Fiduciary interest income	138	—	(1)	137	131	—	131
Total Risk and Insurance Services	3,453	12	(69)	3,396	3,190	(1)	3,189
Consulting
Mercer	1,452	5	(23)	1,434	1,425	(67)	1,358
Oliver Wyman Group	810	(2)	(21)	787	781	—	781
Total Consulting	2,262	3	(44)	2,221	2,206	(67)	2,139
Corporate Eliminations	(18)	—	—	(18)	(14)	—	(14)
Total Revenue	$5,697	$15	$(113)	$5,599	$5,382	$(68)	$5,314
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

	2024				2023
Three Months Ended September 30,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Marsh:
EMEA	$747	$(5)	$(1)	$741	$692	$(1)	$691
Asia Pacific	342	—	(15)	327	311	—	311
Latin America	134	14	(2)	146	134	—	134
Total International	1,223	9	(18)	1,214	1,137	(1)	1,136
U.S./Canada	1,711	2	(50)	1,663	1,563	—	1,563
Total Marsh	$2,934	$11	$(68)	$2,877	$2,700	$(1)	$2,699
Mercer:
Wealth	$625	$(4)	$(9)	$612	$635	$(46)	$589
Health	520	5	(11)	514	496	(21)	475
Career	307	4	(3)	308	294	—	294
Total Mercer	$1,452	$5	$(23)	$1,434	$1,425	$(67)	$1,358

Note: Amounts in the tables above are rounded to whole numbers.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Nine Months Ended September 30
(Millions) (Unaudited)

The following table provides the reconciliation of GAAP revenue to non-GAAP revenue:

	2024				2023
Nine Months Ended September 30,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Risk and Insurance Services
Marsh	$9,202	$50	$(171)	$9,081	$8,482	$(2)	$8,480
Guy Carpenter	2,161	5	(3)	2,163	2,006	(12)	1,994
Subtotal	11,363	55	(174)	11,244	10,488	(14)	10,474
Fiduciary interest income	385	1	(2)	384	330	—	330
Total Risk and Insurance Services	11,748	56	(176)	11,628	10,818	(14)	10,804
Consulting
Mercer (a)	4,256	30	(77)	4,209	4,143	(159)	3,984
Oliver Wyman Group	2,436	(3)	(50)	2,383	2,266	(1)	2,265
Total Consulting	6,692	27	(127)	6,592	6,409	(160)	6,249
Corporate Eliminations	(49)	—	—	(49)	(45)	—	(45)
Total Revenue	$18,391	$83	$(303)	$18,171	$17,182	$(174)	$17,008
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

	2024				2023
Nine Months Ended September 30,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Marsh:
EMEA	$2,684	$(10)	$(3)	$2,671	$2,482	$(2)	$2,480
Asia Pacific	1,069	25	(54)	1,040	980	—	980
Latin America	396	31	(10)	417	386	—	386
Total International	4,149	46	(67)	4,128	3,848	(2)	3,846
U.S./Canada	5,053	4	(104)	4,953	4,634	—	4,634
Total Marsh	$9,202	$50	$(171)	$9,081	$8,482	$(2)	$8,480
Mercer:
Wealth (a)	$1,909	$2	$(83)	$1,828	$1,853	$(94)	$1,759
Health (a)	1,605	14	11	1,630	1,559	(65)	1,494
Career	742	14	(5)	751	731	—	731
Total Mercer	$4,256	$30	$(77)	$4,209	$4,143	$(159)	$3,984

(a)Acquisitions, dispositions, and other in 2024 includes a net gain of $21 million from the sale of the U.K. pension administration and U.S. health and benefits administration businesses, that comprised of a $66 million gain in Wealth, offset by a $45 million loss in Health.

Note: Amounts in the tables above are rounded to whole numbers.